Exhibit 99.1

Talos Energy Sells Additional Stake in Zama to Grupo Carso;

Enters into a Cooperation Agreement with Control Empresarial and Terminates Stockholders Rights Plan

Houston, Texas, December 17, 2024 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) and its Mexican subsidiary (“Talos Mexico”) today announced the sale of an additional 30.1% interest in Talos Mexico (the “Transaction”) to Zamajal, S. A. de C.V. (“Zamajal”), an entity owned 90% by Grupo Carso, S.A.B. de C.V. (“Carso”) and 10% by Control Empresarial de Capitales, S.A. de C.V., which owns approximately 24% of Talos’s common stock.

As consideration for the additional stake, Talos will receive $49.7 million in cash at closing, with an additional $33.0 million due upon first commercial production from the Zama Field, for an aggregate price of $82.7 million. At closing, Talos Mexico will be owned 20.0% by Talos Energy and 80.0% by Zamajal. Talos Mexico holds a 17.4% interest in the Zama Field. The Transaction is expected to close upon the receipt of all regulatory approvals.

Upon the achievement of regular commercial production from the Zama Field, Talos now expects to receive $82.9 million in cash contingent considerations. This amount comprises $33.0 million from the current Transaction and $49.9 million from the earlier equity interest transaction.

Talos Interim President and Chief Executive Officer Joseph Mills stated, “We are pleased to execute this important transaction with Carso on Zama, crystallizing benefits to Talos’s stockholders. This transaction allows us to maximize stockholder returns, maintain our involvement in Zama and contribute to its continued progress.”

Separately, Talos entered into a cooperation agreement (the “Agreement”) with Control Empresarial De Capitales (“Control Empresarial”). Pursuant to the Agreement, Talos and Control Empresarial and its affiliates have agreed that from today and through December 16, 2025, Control Empresarial will not acquire additional shares of Talos common stock to the extent that such acquisition would cause the investor group’s holdings of Talos common stock to exceed 25%. For more information regarding the Agreement, please refer to the Company’s Form 8-K filed with the Securities and Exchange Commission.

Talos also announced that it will amend the Company’s stockholder rights plan to provide for its termination, effective 5:00 p.m. New York time on the date of execution of the amendment.

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven, innovative, independent energy company focused on maximizing long-term value through its Upstream Exploration & Production business in the United States Gulf of Mexico and offshore Mexico. We leverage decades of technical and offshore operational expertise to acquire, explore, and produce assets in key geological trends while maintaining a focus on safe and efficient operations, environmental responsibility, and community impact. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Clay Jeansonne

investor@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “will,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, projections concerning the Company’s business activities in Mexico, our ability to progress the Zama development on the timeline currently contemplated or at all; the ability of the Zama field to reach first production; government regulations and actions by the Mexican national oil company; and the other risks discussed in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 and Part II, Item 1A. “Risk Factors” in our Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024.

Should one or more of the risks or uncertainties described herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this communication.